UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 6, 2006

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 6, 2006, PNC REIT Corp. (“PNC REIT”), an indirect subsidiary of PNC Bank, National Association, a national banking association (“PNC Bank”), which is the principal bank subsidiary of The PNC Financial Services Group, Inc. (“PNC”), closed the sale of $500,000,000 of Fixed-to-Floating Rate Non-Cumulative Exchangeable Perpetual Trust Securities, liquidation preference $100,000 per security (the “Trust Securities”), of PNC Preferred Funding Trust I, a Delaware statutory trust (“PNC Delaware”). PNC REIT had previously acquired the Trust Securities from PNC Delaware in exchange for an equivalent amount of Fixed-to-Floating Rate Non-cumulative Perpetual Preferred Securities, liquidation preference $100,000 per security (the “Company Preferred Securities”), of PNC Preferred Funding LLC, a Delaware limited liability company (the “Company”) held by PNC REIT. The Company’s initial material assets consist of indirect interests in mortgages and mortgage-related assets previously owned by PNC REIT.

The Trust Securities were offered and sold in reliance on Rule 144A under the Securities Act of 1933, as amended, only to persons who are “qualified institutional buyers” within the meaning of Rule 144A and “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended. The proceeds from PNC REIT’s offering of the Trust Securities will be available for general corporate purposes.

PNC Delaware will pass through as distributions on the Trust Securities dividends paid by the Company on the Company Preferred Securities. Dividends on the Company Preferred Securities will be payable if, when and as declared by the Company’s Board of Managers out of legally available funds, on a non-cumulative basis at an annual rate of 6.517% prior to March 15, 2012 and 3-month USD LIBOR plus 1.65% on March 15, 2012 and thereafter, on the liquidation preference per security, quarterly on March 15, June 15, September 15 and December 15 of each year (each, a “Dividend Payment Date”), commencing on March 15, 2007, or the next business day if any such day is not a business day.

The Trust Securities do not have a stated maturity date. The redemption of Company Preferred Securities will cause the automatic redemption of an equivalent number of Trust Securities. The Company Preferred Securities are not redeemable at the option of the holders. Subject to the prior approval of the Office of the Comptroller of the Currency (the “OCC”), the Company Preferred Securities will be redeemable in whole on any Dividend Payment Date (and in whole or in part on the Dividend Payment Date in March 2012 and the Dividend Payment Date in March of each fifth succeeding year), at the option of the Company, provided, that, the redemption price will be subject to (i) a U.S. Treasury-based make-whole (in the case of any redemption prior to the Dividend Payment Date in March 2012) or (ii) a 3-month USD LIBOR-based make-whole (in the case of certain redemptions after the Dividend Payment Date in March 2012 that are not made on a fifth anniversary of such date and that are not the result of certain special events).

If the OCC so directs following the occurrence of a Conditional Exchange Event (defined below) each Trust Security will be automatically exchanged for a share of Series F Non-Cumulative Perpetual Fixed-to-Floating Rate Preferred Stock of PNC Bank, $1.00 par value with a liquidation preference of $100,000 per share (the “PNC Bank Preferred Stock”). “Conditional Exchange Event” means: (a) PNC Bank becoming “undercapitalized” under the OCC’s “prompt corrective action” regulations, (b) PNC Bank being placed into conservatorship or receivership or (c) the OCC, in its sole discretion, directing such exchange in anticipation of PNC Bank becoming “undercapitalized” in the near term or taking supervisory action that limits the payment of dividends, as applicable, by PNC Bank, and in connection therewith, directs such exchange.

PNC REIT also owns 100% of the Company’s common, voting securities. As a result, the Company is an indirect subsidiary of PNC Bank and will be consolidated in accordance with generally accepted accounting principles applicable in the United States on the respective consolidated balance sheets of PNC and PNC Bank. PNC management has concluded that PNC Delaware’s investment in the Company Preferred Securities should be characterized as a minority interest on PNC’s and PNC Bank’s respective consolidated balance sheets.

PNC Bank has received confirmation from the OCC that the minority interest associated with the Company Preferred Securities will qualify as Tier 1 bank regulatory capital of PNC Bank, subject to quantitative limits applicable to innovative capital instruments under relevant regulatory guidelines. Because of the amount of innovative capital instruments it currently has outstanding, PNC Bank initially expects to treat this additional source of innovative capital as Tier 2 capital. PNC expects to treat the minority interest associated with the Company Preferred Securities as Tier 1 capital at the PNC level.

In connection with the closing of the transactions described above, on December 6, 2006, PNC entered into a Replacement Capital Covenant (the “Covenant”) whereby PNC agreed for the benefit of specified debtholders that neither it nor its subsidiaries (other than PNC Bank and its subsidiaries) would purchase the Trust Securities, the Company Preferred Securities or the PNC Bank Preferred Stock (collectively, the “Covered Securities”) unless: (i) PNC has received the prior approval of the Board of Governors of the Federal Reserve System (“Federal Reserve”), if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and (ii) during a 180-day period prior to the date of purchase, PNC or its subsidiaries, as applicable, have received proceeds from the sale of Qualifying Securities in the amounts specified in the Covenant (which amounts will vary based on the type of securities sold). “Qualifying Securities” means securities having terms and provisions that are specified in the Covenant and include both debt and equity securities that, generally described, are intended to contribute to PNC’s capital base in a manner that is similar to the contribution to its capital base made by the Covered Securities. The Covenant does not apply to redemptions of the Covered Securities by the issuers of those securities. However, it could preclude PNC from purchasing the Covered Securities at a time when PNC might otherwise wish to do so. A copy of the Covenant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Replacement Capital Covenant dated December 6, 2006, by The PNC Financial Services Group, Inc. in favor of specified debtholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.

December 8, 2006	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller